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                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

                  CONSENT AND VOTING AGREEMENT, dated as of February 22, 2000 (the "Agreement"), among GLOBAL CROSSING LTD., a company formed under the laws of Bermuda ("Parent"), CABLE SYSTEMS HOLDING, LLC, a Delaware limited liability company ("CSH"), and each of the other signatories hereto (and together with CSH, the "Stockholders").

                  WHEREAS, concurrently herewith, Parent, Georgia Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("GC Merger Sub"), IPC Communications, Inc., a Delaware corporation (the "Company"), IPC Information Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("IPC Systems"), Idaho Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("IPC Merger Sub"), and Ixnet, Inc., a Delaware corporation and a subsidiary of the Company ("IXnet"), are entering into an Agreement and Plan of Merger (as such agreement may be amended from time to time and whether or not such agreement has been terminated, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which (i) the Company will be merged with and into IPC Systems (the "Intercompany Merger"),
(ii) IPC Systems will be merged with and into GC Merger Sub (the "IPC Merger") and (iii) IPC Sub will be merged with and into IXnet (the "IXnet Merger" and together with the Intercompany Merger and the IPC Merger, the "Mergers");

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have required that CSH and the other Stockholders enter into this Agreement pursuant to which, among other things, the Stockholders have agreed to certain consent and voting provisions in connection with and in favor of the Company Merger; and

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1.       Consent and Voting Matters

         1.1 Consent and Agreement to Vote. Each Stockholder agrees (for itself and not as to any other Stockholder) that immediately following the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver, as the record owner thereof, in accordance with Section 228 of the DGCL, the Stockholders Consent in the form of Exhibit A hereto (the "Consent"), which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

                  Each Stockholder hereby further agrees (for itself and not as to any other Stockholder) that, during the term of this Agreement, it shall, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), in either case, prior to the earlier of the Effective Time of the Mergers and the termination of this Agreement, if a meeting is held, appear at such meeting or otherwise cause

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such Stockholder's Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all such Stockholder's Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter), that are beneficially owned by such Stockholder or its subsidiaries or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (a) in favor of the Intercompany Merger and the IPC Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions and other matters contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof;
(b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any subsidiary thereof under the Merger Agreement; (c) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Mergers and the transactions and other matters contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-laws; or (c) any other material change in the Company's corporate structure or business or change in any manner of the voting rights of the Company Common Stock. Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions in a manner inconsistent with clauses
(a), (b) or (c) of the preceding sentence.

                  1.2 Proxy. Each Stockholder hereby grants to, and appoints, Parent and Robert Annunziata, Chief Executive Officer of Parent, Dan J. Cohrs, Chief Financial Officer of Parent, and James C. Gorton, Senior Vice President and General Counsel of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and any other designee of Parent, each of them individually, its proxy and attorney-in-fact (with full power of substitution) to execute and deliver a written consent and to vote such Stockholder's Shares as indicated in Section
1.1. Subject to Section 10.5, such Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Shares.

                  Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement.

                  2. Representations and Warranties of the Stockholders. Each Stockholder, severally but not jointly, makes the following representations and warranties to the Parent:

                  2.1 Power; Binding Agreement. Such Stockholder has the power and authority to enter into and perform all of its obligations under this Agreement (including the power and authority without further action on the part of any shareholders, members or partners


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thereof or any other juridical or nonjuridical person to comply with the consent and voting requirements of Section 1). The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust), except to the extent any such violations, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties hereto for indemnification.

                  2.2 No Conflict. Other than filings required under the HSR Act, and the filing of Forms 4 and Schedules 13D under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is required to be made or obtained by such Stockholder for the execution of this Agreement by such Stockholder, except for any such filings the failure of which to be made, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby and filings required in connection with the consummation of the Mergers. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (a) conflict with or result in any breach of such Stockholder's certificate of incorporation, bylaws, operating agreement, partnership agreement or other organizational or governing document or agreement, as the case may be, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of the Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of the Stockholder's members, properties or assets, except to the extent any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement or to prevent such Stockholder from complying with its obligations hereunder.

                  2.3 Reliance. Such Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.


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                  2.4    Ownership of Shares. Such Stockholder is the record
owner of the number shares of Company Common Stock set forth opposite its name on Schedule 2.4 (with respect to each Stockholder and together with any shares of Company Common Stock with respect to which such Stockholder shall have or receive record ownership, its "Shares"), free and clear of any Liens other than restrictions contained in the Amended and Restated Investors Agreement, dated as of April 9, 1998 (the "Investors Agreement"). Except as otherwise provided in the Investors Agreement, such Stockholder has sole voting power, and sole power of disposition, with respect to all of such Stockholder's Shares.

                  2.5 No Broker. Such Stockholder has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement or the Merger Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated by the Merger Agreement.

                  3. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

                  3.1 Power; Binding Agreement. Parent has the power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent will not violate any other agreement to which Parent is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust), except to the extent that any such violations, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

                  3.2 No Conflict. Other than filings required under the HSR Act, the filing of a Form 3 and Schedule 13D under the Exchange Act and the filing of a registration statement under the Securities Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, except in each case for such filings the failure of which to be made, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement and filings required in connection with the consummation of the Mergers. Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound or (z) violate any order, writ, injunction, decree,

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judgment, order, statute, rule or regulation applicable to Parent or any of
Parent's properties or assets, except to the extent that any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.

                  4. Covenants of the Stockholders. The Stockholders, jointly but not severally, hereby covenant and agree as follows:

                  4.1    Cooperation in Filing Notification under
Hart-Scott-Rodino. Each of the Stockholders agrees to use reasonable best efforts to cooperate with Parent and each other to promptly effectuate the filing of any notification required under the HSR Act.

                  4.2 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Stockholders each agree to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions provided for by this Agreement.

                  4.3 No Solicitation. (a) Other than as expressly permitted under Section 4.4(b), none of the Stockholders, in its capacity as such, shall, directly or indirectly, through any officer, director, employee, stockholder, member, partner, financial advisor, agent or other representative (including any investment banker, attorney or accountant retained by such Stockholder or by any of such Stockholder's subsidiaries, affiliate or stockholders, members or partners) (i) solicit, initiate, encourage or facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or would reasonably be expected to lead to an Acquisition Proposal or any Transfer (as defined in Section 4.4) of Shares or (ii) participate or engage in negotiations or discussions concerning, or provide any non-public information to any person relating to, or otherwise facilitate any effort or attempt to make or implement, any Acquisition Proposal or any Transfer of Shares. Other than as expressly permitted under Section 4.4(b), each Stockholder, in its capacity as such, agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons (other than Parent and Sub) conducted heretofore with respect to any Acquisition Proposal or any Transfer of Shares. Each Stockholder agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this Section 4.3 of the obligations undertaken in this Section 4.3.

                  (b) Other than as expressly permitted under Section 4.4(b), each Stockholder, in its capacity as such, shall notify Parent immediately after receipt by such Stockholder (or any of its stockholders, members, partners or advisors) of any Acquisition Proposal or a proposal or offer for any Transfer of Shares or any request for nonpublic information in connection with an Acquisition Proposal or a proposal or offer for any Transfer of Shares or for access to the properties, books or records of the Company by any person or entity that informs such Stockholder that it is considering making, or has made, an Acquisition Proposal or a proposal or offer for any Transfer of Shares. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.


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                  (c)    The foregoing provisions of this Section 4.3 shall not
restrict any member of a Stockholder who is also a director of the Company from taking any actions solely in his capacity as a director.

                  4.4 Restriction on Transfer of Shares, Proxies and Non-Interference; Restriction on Withdrawal. (a) No Stockholder shall, directly or indirectly: (i) except pursuant to or as contemplated hereby by the terms of this Agreement or the Merger Agreement, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of such Stockholder's Shares or any interest therein;
(ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into any other voting arrangement with respect to any Shares; (iii) take any action that would make any representation or warranty of any Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling any Stockholder from performing such Stockholder's obligations under this Agreement; or (iv) commit or agree to take any of the foregoing actions.

                  (b) Notwithstanding the foregoing, CSH may Transfer up to 20% of the Shares set forth next to its name on Schedule 2.4 to its members in accordance with the terms of its governing operating agreement or otherwise on a pro rata or other widely distributed basis who shall receive such Shares free and clear of all obligations imposed on CSH hereunder and none of the obligations hereunder shall attach to such Shares.

                  4.5 Transfer of Shares of Parent Common Stock. (a) None of CSH, its Permitted Transferees (as defined below) or Richard Kleinknecht (collectively, the "Outside Stockholders") shall directly or indirectly, Transfer any shares of the Common Stock, par value $.01 per share, of Parent ("Parent Common Stock") until the first anniversary of the Closing, except (i) in the case of CSH, to Citicorp Venture Capital, Ltd. ("CVC") or another subsidiary of Citigroup which shall have agreed by reasonably satisfactory instrument delivered to Parent to be bound by the provisions of Sections 4.5 and
4.6 hereof (collectively, the "Permitted Transferees"), (ii) any Transfer pursuant to Section 3(a) of the Registration Rights Agreement, or (iii) pursuant to a tender offer, self tender offer, exchange offer or other transaction offered generally to stockholders of Parent and approved by Parent's Board of Directors. Each of David Walsh and Anthony Servidio, individually and for himself, agrees that he shall not, directly or indirectly, Transfer during the period commencing on the Closing Date and (a) ending on the first anniversary of the Closing Date, shares of Parent Common Stock representing more than 25% of the sum of the shares of Parent Common Stock received by him in the Merger and shares of Parent Common Stock issuable to him pursuant to options to acquire Parent Common Stock which have vested and are exercisable as of the Closing ("Vested Shares"), (b) ending on the second anniversary of the Closing Date, cumulatively, more than 62.5% of his Vested Shares and (c) any time after the second anniversary of the Closing Date, 100% of his Vested Shares.


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                                                                               7


                  (b) All certificates representing shares of Parent Common Stock issued to any Stockholder pursuant to the Merger Agreement shall be endorsed with a legend reading as follows until such time as the shares represented thereby are no longer subject to the provisions hereof:

                  "The shares of Common Stock, par value $.01 per share, of Global Crossing Ltd. (the "Company") represented by this certificate are subject to a Consent and Voting Agreement dated as of February 22, 2000, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company."

                  (c) In the case of the Outside Stockholders, the legend on the certificates representing any of the shares of Parent Common Stock shall be removed on the first anniversary of the Closing and such legend shall be removed from shares of Parent Common Stock Transferred by an Outside Stockholder pursuant to the Registration Rights Agreement.

                  4.6 Standstill. None of CSH or its Permitted Transferees or subsidiaries shall directly or indirectly (a) acting alone or in concert with others, seek to effect a change in control of Parent or the business, operations or policies of Parent; (b) initiate or propose any stockholder proposal or make, or in any way, participate in, directly or indirectly, any "solicitation" of "proxies" to vote or intentionally seek in an organized fashion to influence any person with respect to the voting of, any Parent Voting Securities in a manner inconsistent with the position of the board of directors of Parent or become "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date hereof) in opposition to the recommendation of the majority of the directors of Parent with respect to any matter; (c) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all assets or other business combination involving, or a tender or exchange offer for securities of, Parent or any of its subsidiaries or any material portion of its or such subsidiary's business or assets, or any similar transaction that has not been approved by the Board of Directors of Parent; (d) join a partnership, limited partnership, syndicate or other group (other than a group consisting of CSH, its Permitted Transferees and any of their subsidiaries), or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Parent Voting Securities, or, otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act relating to any of the matters set forth in clauses (a), (b), (c) or (d); or (e) request, or induce or encourage any other person to request, that Parent amend or waive any of the provisions of this Section 4.6. The provisions of this Section 4.6 shall cease to apply at such time after the Merger as CSH and its affiliates collectively cease to beneficially own at least 25% of the Parent Common Stock acquired by CSH in the Merger.

                  4.7 CSH Affiliates. It is expressly understood that none of the provisions of this Agreement shall apply to Citigroup or any of its affiliates, other than CSH and its Permitted Transferees and their respective subsidiaries.


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                  4.8    Registration Rights. Parent shall enter into the
Registration Rights Agreement, in substantially the form of Exhibit B attached hereto ("Registration Rights Agreement"), with the Outside Stockholders immediately prior to the Effective Time of the Mergers.

                  5. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement.

                  6. Certain Events. Except as set forth in Section 4.4, each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's administrators, successors or receivers.

                  7. Stop Transfer. Each Stockholder agrees with, and covenants to, Parent that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. Such Stockholder agrees, with respect to any Shares in certificated form, that immediately following the execution hereof, it will present to the Company, the certificates representing the Shares for inscription by the Company of the following legend: "The shares of Common Stock, par value $.01 per share, of IPC Communications, Inc. (the "Company") represented by this certificate are subject to a Consent and Voting Agreement dated as of February 22, 2000, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." Upon the transfer of any Shares pursuant to Section 4.4(b), such legend shall be removed. Such Stockholder agrees that it will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee. Pursuant to the Merger Agreement, the Company has agreed to notify the transfer agent for any Shares in uncertificated form of the provisions set forth in this Section 7 and has agreed to, and such Stockholder agrees to, provide such documentation and to do such other things as may be required to give effect to such provisions with respect to such uncertificated Shares. Parent will not register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Stockholder's Parent Common Stock, unless such transfer is made in compliance with this Agreement.

                  8. Post-Closing Covenants. Each Stockholder agrees to hold in strict confidence all data and information relating to the business of the Company and its subsidiaries (the "Proprietary Information") obtained in the course of its ownership of shares or participation in the management of the Company or any of its subsidiaries or otherwise which is either non-public, confidential or proprietary in nature. Each Stockholder agrees that subject to any requirement of law or tribunal order, it will keep such Proprietary Information confidential and will not, without the prior written consent of Parent, be disclosed by any Stockholder to any person. This Agreement shall be inoperative as to such portions of the Proprietary Information



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which (i) are or become generally available to the public other than as a result of a disclosure by Parent or any of its representatives, (ii) become available to any Stockholder or one of its representatives on a nonconfidential basis from a source other than any of Parent or any of its representatives, which has not advised such Stockholder that it is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any of Parent or any of its subsidiaries or affiliates with respect to such portions of the Proprietary Information, or (iii) were known by any Stockholder on a nonconfidential basis prior to its commencement of employment with, or ownership of, the Company or one of its subsidiaries. Each Stockholder agrees that Parent shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Section 8.
Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 8 by any Stockholder but shall be in addition to all other remedies available at law or equity. It is further understood and agreed that failure or delay by Parent in exercising any right, power or privilege under this Section 8 shall not operate as a waiver thereof nor shall any single or partial exercise thereof preclude and other or further exercise of any right, power or privilege under this Agreement.

                  9. No Survival of Representations and Warranties. Other than as expressly set forth herein, the representations, warranties and covenants of the parties contained herein shall not survive the termination of this Agreement; provided, however, that an uncured breach by a party of a representation, warranty or covenant hereunder prior to such termination shall survive such termination.

                  10.    Miscellaneous.

                  10.1 Successors and Assigns. Except as expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Other than as set forth in the immediately succeeding sentence, and except as contemplated hereby, neither Parent nor any Stockholder may assign any of its rights, or delegate any of its duties or obligations, hereunder without the prior written consent of Parent, and any such purported assignment or delegation shall be void ab initio. Notwithstanding the foregoing, Parent, its affiliates, and its successors and assigns, may assign their rights and delegate their duties (a) to any successor entity resulting from any liquidation, merger, consolidation, reorganization, or transfer of all or substantially all of the assets or stock of Parent, or (b) to any affiliate of Parent; provided, that in either case, any such assignee shall expressly assume all of the obligations of Parent hereunder.

                  10.2 Notices. All notices, demands and other communications (collectively, "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

                         (a) If to Parent:


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         Global Crossing Ltd.
         360 N. Crescent Drive
         Beverly Hills, CA 90210
         Attention: James C. Gorton
         Facsimile: 310-281-5820

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Attn: D. Rhett Brandon
         Fax:  212-455-2502

(b)      If to CSH:

         Cable Systems Holding, LLC
         206 East Forest Hills Drive
         Phoenix, AZ  85022
         Attention: Peter Woog
         Fax: 602-789-8847

         with copies to:

         Citicorp Venture Capital, Ltd.
         399 Park Avenue - 14th Floor
         New York, New York  10043
         Facsimile No.:  212- 888-2940
         Attn:  Richard M. Cashin, Jr.; and

         Morgan, Lewis & Bockius LLP
         101 Park Avenue
         New York, NY 10178
         Attention: Philip H. Werner
         Fax: 212-309-6273; and

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York  10036
         Facsimile:  212-735-2000
         Attention:  Joseph A. Coco, Esq.; and

(c)      If to any other Stockholder:

         To such person(s) and address(es) set forth under such Stockholder's signature

Any Notice shall be deemed duly given when received by the addressee thereof. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

                  10.3 Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

                  10.4 Enforcement; Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 10.2 or upon the agent appointed by the Company for service of process in Delaware, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  10.5 Termination. This Agreement and the irrevocable proxy granted in Section 1.2 hereof will terminate upon the termination of the Merger Agreement. Sections 1, 2, 3, 4.1, 4.2, 4.3, 4.4, 6 and 7 shall terminate at the Effective Time of the Mergers. With respect to the Outside Stockholders only, this Agreement shall terminate in its entirety and the Outside Stockholders shall no longer be deemed Stockholders hereunder upon the first anniversary of the Closing.

                  10.6 Capacity. No member, stockholder, director, partner, employee, officer, representative or agent of any Stockholder (in each case, in their capacity as such) has made any (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement.

                  10.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  10.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  10.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

                  10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  10.11 Headings. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

                  10.12 Expenses. Each party shall pay its own costs, expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors.

                  10.13 Publicity. The initial press release relating to this Agreement shall be a joint press release, and Parent and the Stockholders shall use reasonable efforts to agree upon the text of any other press release before issuing any such press release.

                  10.14 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the posting of bond or other security, in addition to any other remedy to which it or they may be entitled, at law or in equity.

                  IN WITNESS WHEREOF, a duly authorized representative of each of the parties hereto have executed this Agreement as of the date first above written.

                                  GLOBAL CROSSING LTD.

                                  By: /s/ Thomas J. Casey
                                     -----------------------------------
                                     Name: Thomas J. Casey
                                     Title: Vice Chairman of the Board

                                  CABLE SYSTEMS HOLDING, LLC

                                  By: /s/ Peter A. Woog
                                     -----------------------------------
                                     Name: Peter A. Woog
                                     Title: Manager

                                  By: /s/ Richard Kleinknecht
                                     -----------------------------------
                                     Name:  Richard Kleinknecht

                                     Richard P. Kleinknecht
                                     15 Banbury Lane
                                     Huntington, NY 11745

                                     with a copy to:

                                     White & Case
                                     1155 Avenue of the Americas
                                     New York, New York  10036
                                     Attention: Edward F. Rover, Esq.
                                     Fax: (212) 354-8113

                                  By: /s/ David Walsh
                                     -----------------------------------
                                     Name:   David Walsh

                                     IPC Communications, Inc.
                                     Wall Street Plaza
                                     88 Pine Street
                                     New York, NY 10005
                                     Attention: David Walsh
                                     Fax: (212) 344-5106

                                  By: /s/ Anthony Servidio
                                     -----------------------------------
                                     Name: Anthony Servidio

                                     IPC Communications, Inc.
                                     Wall Street Plaza
                                     88 Pine Street
                                     New York, NY 10005
                                     Attention: David Walsh
                                     Fax: (212) 344-5106

                                  By: /s/ Richard W. Smith
                                     -------------------------------------
                                     Name: Richard W. Smith
                                     Title: Managing Partner

                                     Allegra Capital Partners III, L.P.
                                     515 Madison Avenue
                                     New York, NY 10022-5403
                                     Attention: Richard W. Smith
                                     Fax: (212) 759-2561

                                                                    SCHEDULE 2.4

                                                                               SHARES OF
                                                                         COMPANY COMMON STOCK
                                                                                 HELD
                                                                       ------------------------
                         NAME OF RECORD OWNER
---------------------------------------------------------------------
Cable Systems Holding, LLC...........................................          4,346,033

Richard Kleinknecht..................................................            761,904

David Walsh..........................................................            271,617

Anthony Servidio.....................................................            174,730

Allegra Capital Partners III, L.P. ..................................            381,904
===============================================================================================
STOCKHOLDER TOTAL:...................................................          5,936,188

                                                                       EXHIBIT A

                               STOCKHOLDER CONSENT
                           Action Taken by the Written
                             Consent of Stockholders
                                       of
                            IPC Communications, Inc.

                                                               February __, 2000

         The undersigned stockholders of IPC Communications, Inc., a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, hereby irrevocably consent to the adoption of and adopt the following resolution with respect to the shares of the common stock, par value $.01 per share, of the Corporation owned of record by such stockholders on the date hereof:

         RESOLVED, that the Agreement and Plan of Merger, dated as of February 22, 2000 (the "Merger Agreement"), among Global Crossing Ltd., a company formed under the laws of Bermuda ("GC"), Georgia Merger Sub Corporation, a wholly-owned subsidiary of GC, the Corporation, IPC Information Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation, IXnet, Inc., a Delaware corporation and a subsidiary of the Corporation, and Idaho Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation, a copy of which has been furnished to the undersigned stockholders, be, and it hereby is, adopted and approved by the undersigned stockholders.

         The action of the stockholders of the Corporation approved pursuant hereto shall become effective when one or more consents have been (a) signed by stockholders holding shares having a majority of the voting power of the outstanding shares of the common stock of the Corporation, being not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation at its principal place of business.

                                     ------------------------------------------
                                     By:
                                        ---------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                     Number of Shares:
                                                      -------------------------

                                     Address of the stockholder:

                                     ------------------------------------------

                                     ------------------------------------------

                                     Date of Execution:
                                                       -----------------

                                                                    EXHIBIT B TO
                                                              VOTING AND CONSENT
                                                                       AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

                        dated as of ___________ __, 2000

                                      among

                              GLOBAL CROSSING LTD.

                           CABLE SYSTEMS HOLDING, LLC

                                       and

                         the other parties named herein

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1. Definitions.......................................................1

Section 2. Demand Registration...............................................2

      (a)  Requests for Registration.........................................2

      (b)  Filing and Effectiveness..........................................3

      (c)  Priority on Demand Registration...................................4

      (d)  Postponement of Demand Registration...............................4

Section 3. Piggyback Registration............................................4

      (a)  Right to Piggyback................................................4

      (b)  Priority on Piggyback Registrations...............................5

Section 4. Registration Procedures...........................................6

Section 5. Registration Expenses............................................11

Section 6. Indemnification..................................................12

      (a)  Indemnification by the Company...................................12

      (b)  Indemnification by Holders.......................................12

      (c)  Conduct of Indemnification Proceedings...........................12

      (d)  Contribution.....................................................13

Section 7. Underwritten Registrations.......................................14

Section 8. Miscellaneous....................................................14

      (a)  Remedies.........................................................14

      (b)  Amendments and Waivers...........................................14

      (c)  Notices..........................................................14

      (d)  Merger, Amalgamation or Consolidation of the Company.............16

      (e)  Successors and Assigns...........................................16

      (f)  Counterparts.....................................................16

      (g)  Titles and Subtitles.............................................16

      (h)  Governing Law....................................................16

      (i)  Separability.....................................................16

      (j)  Entire Agreement.................................................16

      (k)  Submission to Jurisdiction.......................................17

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of ___________ __, 2000, among GLOBAL CROSSING LTD., a company organized under the laws of Bermuda (the "Company"), CABLE SYSTEMS HOLDING, LLC, a Delaware limited liability company ("CSH") and RICHARD P. KLEINKNECHT ("Kleinknecht", together with CSH, the "Current Holders").

                                    RECITALS

            WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 22, 2000 (the "Merger Agreement"), among the Company, and IPC Communications, Inc, Georgia Merger Sub Corporation, IXnet, Inc., and Idaho Merger Sub Corporation, each a Delaware corporation, the Current Holders are acquiring common shares of the Company, par value 0.01 per share ("Common Shares") in connection with the Mergers (as defined in the Merger Agreement);

            WHEREAS, pursuant to a Consent and Voting Agreement, dated as of the February 22, 2000 (the "Voting Agreement"), the Current Holders have, on their own behalf and on behalf of their administrators, successors and receivers, agreed to certain consent and voting provisions in connection with and in favor of the Mergers;

            WHEREAS, to induce the Current Holders to execute and deliver the Voting Agreement, the Company has agreed to provide to the Holders certain registration rights under the Securities Act; and

            WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the closing of the transactions contemplated by the Merger Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Merger Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

            "Exchange Act": means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "Holders": means the Current Holders and each of their respective transferees who agree to be bound by the provisions of this Agreement in accordance with Section 8(e) hereof.

            "Person": means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

            "Prospectus": means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            "Registrable Securities": means all Common Shares held from time to time by the Holders and any Conversion Securities as defined in Section 8(d).

            "Registration Statement": means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, any preliminary prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "SEC":  means the United States Securities and Exchange Commission.

            "Securities Act":  means the United States Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "Underwritten Offering": means a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to the public through one or more underwriters.

            Unless otherwise defined herein, terms defined in the Merger Agreement are used herein as therein defined.

      Section 2.  Demand Registration.

            (a) Requests for Registration. At any time after the one year anniversary of this Agreement, subsequent to the relevant Holder becoming a direct Holder of Common Shares and subject to the conditions set forth in this
Agreement: (i) the Holders owning in excess of 50% of the Common Shares will have the right, by written notice delivered to the Company (a "Demand Notice"), to require the Company to register Registrable Securities under and in accordance with the provisions of the Securities Act (a "Demand Registration"); provided the Holders may not make more than one (1) Demand Registration and the Holders must provide to the Company a certificate (the "Authorizing Certificate") signed by the Holders of more than 50% of the Registrable Securities held by them and their transferees on the date of such Demand Notice; and provided, further, that the Company's obligations under this Section 2 shall terminate from and after the date that the Registrable Securities held by CSH and its Permitted Transferees (as defined in the Voting Agreement) and Kleinknecht represent less than 1% of all outstanding Common Shares (the "Termination Date"). The Authorizing Certificate shall set forth (A) the name of the Holder or Holders signing such Authorizing Certificate, (B) the number of Registrable Securities held by such Holder or Holders, and, if different, the number of Registrable Securities such Holder or Holders have elected to have registered, and (C) the intended methods of disposition of the Registrable Securities. A Holder may at its option withdraw Registrable Securities from a registration. In such event (1) any continuing registration of Registrable Securities shall constitute the Demand Registration to which such Holder is entitled and (2) the withdrawing Holder shall reimburse the Company for any registration and filing fees (including any fees payable to the SEC, the National Association of Securities Dealers, Inc. or any successor organization) it has incurred with respect to the withdrawn Registrable Securities (unless all Registrable Securities are withdrawn, in which case the withdrawing Holder(s) shall reimburse the Company for all costs and expenses incurred by it in connection with the registration of such Registrable Securities). Subject to compliance with clause (2) of the preceding sentence, a registration that is terminated in its entirety prior to the effective date of the applicable Registration Statement will not constitute a Demand Registration.

            If a Demand Registration is not declared and maintained effective for the period required by Section 2(b) or if the consummation of the offering of Registrable Securities pursuant to such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court which is not due to the act or omission of any Holder, then the Holders shall be entitled to an additional Demand Registration in lieu thereof.

            (b) Filing and Effectiveness. (i) The Company will file a Registration Statement relating to any Demand Registration as promptly as practicable (but in any event within 45 days in the case of any registration eligible to be made on Form S-3 of F-3 or a comparable successor form, as applicable) following the date on which the Demand Notice is given and will use its reasonable best efforts to cause the same to be declared effective by the SEC as soon as practicable thereafter, but in any event within 180 days thereafter (the "Effectiveness Date").

            (ii) The Company agrees to use its best efforts to comply with all necessary provisions of the federal securities laws in order to keep each Registration Statement relating to a Demand Registration effective for a period of six (6) months from its Effectiveness Date or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

            Within ten (10) business days after receipt of such Demand Notice, the Company will serve written notice thereof (the "Notice") to all other Holders and will, subject to the provisions of Section 2(c), include in any registration required under this Section 2 all Registrable Securities with respect to which the Company receives written requests for inclusion therein within fifteen (15) business days after such Notice to given to the applicable Holder. The Holder will be permitted, subject to its compliance with the provisions of Section 2(a) relating to reimbursement of the Company's expenses, to withdraw in good faith all or part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such

Demand Registration, in which event the Company will promptly amend or, if applicable, withdraw the related Registration Statement.

            (c) Priority on Demand Registration. Notwithstanding the foregoing, if the managing underwriter or underwriters of an Underwritten Offering to which such Demand Registration relates advises the Holders that the total amount of Registrable Securities that such Holders intend to include in such Demand Registration is in the aggregate such as to materially and adversely affect the success of such offering, then the number of Registrable Securities to be included in such Demand Registration will, if necessary, be reduced and there will be included in such Underwritten Offering the largest number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering. The Registrable Securities of the Holder or Holders initiating the Demand Registration shall receive priority in such Underwritten Offering to the full extent of the Registrable Securities such Holder or Holders desire to sell (unless these securities would materially and adversely affect the success of such offering, in which case the number of such Holder's Registrable Securities included in the offering shall be reduced to the extent necessary) and the remaining allocation available for sale, if any, shall be allocated pro rata among the other Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder.

            (d) Postponement of Demand Registration. Notwithstanding anything to the contrary in any other provision of this Agreement, the Company will be entitled, on no more than one occasion in any 360 day period, to postpone the filing period of any Demand Registration for a reasonable period of time not in excess of 90 calendar days if the Board of Directors of the Company determines, in the good faith exercise of its business judgment, and has delivered to the Holders written certification to the effect, that such registration and offering could materially interfere with a bona fide financing transaction of the Company, including without limitation a primary offering of securities, or any other material business transaction of the Company, or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company. If the Company postpones the filing of a Registration Statement, it will promptly notify the Holders in writing when the events or circumstances permitting such postponement have ended.

      Section 3.  Piggyback Registration.

            (a) Right to Piggyback. If at any time after the one year anniversary of this Agreement the Company proposes to file a Registration Statement, whether or not for sale for the Company's own account, on a form and in a manner that would also permit registration of Registrable Securities (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form), the Company shall give to Holders holding Registrable Securities written notice of such proposed filing at least thirty
(30) calendar days before the anticipated filing. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Securities as each Holder may request (a "Piggyback Registration"). Subject to Section 3(b), the Company will include in each such Piggyback Registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) calendar days after the written notice from the Company is given; provided, that the Company's obligations under this Section 3 shall terminate from and after the Termination Date. Each Holder will be permitted, subject to its compliance with the provisions of Section 2(a) relating to reimbursement of the Company's expenses, to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

            Notwithstanding the foregoing, the Company will not be obligated to effect any registration of Registrable Securities under this Section 3 as a result of the registration of any of its securities solely as direct consideration for mergers or acquisitions or offered solely in connection with exchange offers, dividend reinvestment and share purchase plans, rights offerings or option or other employee benefit plans.

            (b) Priority on Piggyback Registrations. The Company will cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders holding Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included (such securities, together with any other shares of the same class requested to be included in such registration by any other Person pursuant to similar registration rights, the "Piggyback Shares") on the same terms and conditions as any securities of the Company included therein (other than the indemnification by the Holders, which will be limited as set forth in Section 6(b) hereof and provided, that the Holders give customary representations and warranties). Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Holders to the effect that the total amount of securities that such Holders, the Company and any other Person propose to include in such Underwritten Offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration:

                   (x) in the case of a registration in connection with a sale of securities for the Company's own account, (i) first, 100% of the securities that the Company proposes to sell for its own account, and (ii) second, to the extent that the number of securities in clause (i) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Shares of each Holder and the number of Piggyback Shares requested to be included in such offering by any other Persons pursuant to similar registration rights, determined pro rata on the basis of the number of shares of the class being sold owned by each Holder requesting registration and such other Persons requesting registration, collectively; and

                  (y) in the case of a registration in connection with a sale of securities on account of any Person other than the Company (the "Initiating Party"), other than a Demand Registration, (i) first, 100% of the securities, if any, that the Initiating Party proposes to sell, (ii) second, to the extent that the number of securities in clause (i) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Shares of each Holder and the number of Piggyback Shares requested to be included in such offering by any other Persons pursuant to similar registration rights, determined pro rata on the basis of the number of shares of the class being sold owned by each Holder requesting registration and such other Persons requesting registration, collectively, and (iii) third, to the extent that the number of securities in clauses (i) and (ii) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the securities sought to be included by the Company in the offering.

      Section 4. Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 2 and 3, the Company will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible, and in each case to the extent applicable (it being understood that the obligations of the Company in clauses (a), (b), (d), (h), (j), (k), (l) and (n) of this Section 4 will be subject to the first sentence of Section 3(b) and, except as provided in
Section 3(b), the Holders will not have any right to effect an underwritten public offering under Section 3):

                  (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to the Holders holding Registrable Securities covered by such Registration Statement, not more than one counsel chosen by Holders holding a majority of the Registrable Securities being registered ("Special Counsel") and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, such Special Counsel and such underwriters, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) to which the Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter, if any, shall reasonably object.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable periods specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by
      Section 4(n) (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
      (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                  (e) If requested by the managing underwriters, if any, or Holders holding a majority of the Registrable Securities being registered,
      (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

                  (f) Furnish to each selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such Holder or underwriter).

                  (g) Deliver to each selling Holder and the underwriters, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and, subject to the last paragraph of this Section 4, the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to taxation or service of process in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters.

                  (j) Use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of any selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

                  (k) Upon the occurrence of any event contemplated by Section 4(c)(vi) or 4(c)(vii), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) If requested by Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any, use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which securities issued by the Company of the same class are then listed or, if no such securities issued by the Company are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ, if the securities qualify to be so quoted.

                  (m) As needed, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

                  (n) Enter into such customary agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable and customary actions in connection therewith (including those reasonably requested by the Holders holding a majority of the Registrable Securities being sold or, in the event of an Underwritten Offering, those reasonably requested by the managing underwriters) in order to facilitate the disposition of such Registrable Securities and in such connection, but only where an underwriting agreement is entered into in connection with an Underwritten Offering, (i) make such representations and warranties to the underwriters with respect to the businesses of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; (iv) cause the Company's management to be made available for, and assist in, the marketing and disposition of such Registrable Securities in the manner and to the extent reasonably requested by the underwriters including, without limitation, participation by management in customary road shows, investor conferences and other similar presentations and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting agreement as and to the extent required thereunder.

                  (o) Make available for reasonable inspection during normal business hours by a representative of the Holders holding Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order; provided, that such Holder notifies the Company of any such requirement and cooperates with the Company in seeking a protective or restraining order limiting such disclosure, or (iii) disclosure of such records, information or documents, in the reasonable opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

                  (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable

      Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering, or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover such 12-month period.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

            Each Holder will be deemed to have agreed by virtue of its acquisition of Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v), 4(c)(vi) or 4(c)(vii) ("Suspension Notice"), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a "Black-Out") until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. Except as expressly provided herein, there shall be no limitation with regard to the number of Suspension Notices that the Company is entitled to give hereunder; provided, however, that in no event shall the aggregate number of days the Holders are subject to Black-Out during any period of 12 consecutive months exceed 180 days.

      Section 5. Registration Expenses. Except as provided in Section 2(a) and
Section 9, all fees and expenses incident to the performance of or compliance with this Agreement by the Company will be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including fees and expenses for compliance with federal or state securities laws or state "blue sky" laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing a reasonable number of prospectuses if the printing of such prospectuses is requested by the Holders holding a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company incurred by the Company, and (v) fees and disbursements of all independent certified public accountants referred to in Section 4(n)(iii) (including the expenses of any special audit and "comfort" letter required by or incident to such performance) incurred by the Company. In addition, the Company will pay internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which securities of the same class issued by the Company are then listed or for admission of any securities for quotation or an inter-dealer quotation system, as applied and the fees and expenses of any Person, including special experts, retained by the Company. In no event, however, will the Company be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement, and the Holders shall be responsible on a pro rata basis for any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by them and not otherwise reimbursable as provided above.

      Section 6.  Indemnification.

            (a) Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement, the officers, directors, members and agents and employees of each of them, each Person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar and to the extent as the same are (i) based upon information furnished in writing to the Company by such Holder specifically for use therein or (ii) made in any preliminary prospectus, if such untrue statement or omission or alleged omission made in such preliminary prospectus is eliminated or remedied in the Prospectus relating to it (as amended or supplemented, as applicable) and a copy of such Prospectus shall not have been furnished to the person alleging such Loss as required under applicable law.

            (b) Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for use in such Registration Statement, Prospectus or preliminary prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. If any Person shall become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All reasonable fees and expenses (including any reasonable fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party (provided appropriate documentation for such expenses is also submitted with such notice), as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 6, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

            (d) Contribution. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an indemnifying party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this Section 6 will survive so long as Registrable Securities remain outstanding, notwithstanding any permitted transfer of the Registrable Securities by any Holder thereof or any termination of this Agreement.

      Section 7. Underwritten Registrations. If any of the Registrable Securities included in any Demand Registration are to be sold in an Underwritten Offering, the Holders holding a majority of the Registrable Securities included in the Demand Notice may select an investment banker or investment bankers and manager or managers to manage the Underwritten Offering, provided that such investment banker or bankers is (are) reasonably acceptable to the Company. If any Piggyback Registration is an Underwritten Offering, the Company will have the exclusive right to select the investment banker or investment bankers and managers to administer the offering. The Company and the Holders agree that, in connection with any Underwritten Offering hereunder, they shall each undertake to offer customary indemnification, representations and warranties to the participating underwriters and to agree to any restrictions required by the underwriters on the sale of Common Shares or other securities by such party after the completion of the Underwritten Offering; provided, however, that (i) the period of such restrictions shall not exceed 90 calendar days and (ii) the restrictions so imposed on the Holders shall be no more onerous than the restrictions imposed on the Company.

      Section 8.  Miscellaneous.

            (a) Remedies. In the event of a breach by a party of its obligations under this Agreement, each other party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

            (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company and the Holders holding in excess of 50% of the Registrable Securities. No amendment that materially adversely affects any particular Holder may be effected to this Agreement without the consent of such Holder.

            (c) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery if deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to the Company to:

            Global Crossing Ltd.
            Wessex House
            45 Reid Street
            Hamilton HM12 Bermuda
            Attention: Secretary of the Company
            Facsimile: (441) 296-8606

      with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY 10017
            Attention: D. Rhett Brandon, Esq.
            Facsimile: (212) 455-2502

      If to CSH to:

            Cable Systems Holding, LLC
            206 East Forest Hills Drive
            Phoenix, AZ  85022
            Attention: Peter Woog
            Fax: 602-789-8847

            with a copy to:

            Morgan, Lewis & Bockius LLP
            101 Park Avenue
            New York, NY 10178
            Attention: Philip H. Werner
            Fax: 212-309-6273

      If to Kleinknecht to:

            Richard P. Kleinknecht
            15 Banbury Lane
            Huntington, NY 11745

            with a copy to:

            White & Case
            1155 Avenue of the Americas
            New York, New York
            Attention: Edward F. Rover, Esq.
            Fax: (212) 354-8113

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

            (d) Merger, Amalgamation or Consolidation of the Company. If the Company is a party to any merger, amalgamation, or consolidation pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person ("Conversion Securities"), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Company hereunder. The Company will not effect any merger, amalgamation, or consolidation described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 8(d).

            (e) Successors and Assigns. Subject to the terms and conditions of the Merger Agreement, any lawful transferee of all or a portion of the Registrable Securities shall become a Holder hereunder to the extent it agrees in writing to be bound by all of the provisions applicable hereunder to the transferring Holder (such acknowledgment being evidenced by execution and delivery to the Company of a Counterpart and Acknowledgment substantially in the form of Exhibit A). Subject to the requirements of this Section 8(e), this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

            (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            (g) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            (h) Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

            (i) Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (j) Entire Agreement. This Agreement and the other documents delivered pursuant hereto, the Merger Agreement and the Voting Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects thereto and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            (k) Submission to Jurisdiction. Each party hereto irrevocably consents to the jurisdiction and venue of the courts of the State of New York and the courts of the United States for the Northern or Southern Districts of New York, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.

            9. Notwithstanding anything herein to the contrary, the Company shall not have any financial obligation pursuant to this Agreement unless and until the Company is able to satisfy (after taking into account such obligation) the requirements of Section 39A(2A) of the Companies Act 1981. For this purposes, the Company shall be considered to satisfy such requirements if it receives a written opinion or certificate from its independent auditors to that effect.


                            [Signature page follows]

            IN WITNESS WHEREOF, a duly authorized representative of each of the parties hereto have executed this Agreement as of the date first written above.

                                    GLOBAL CROSSING LTD.

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    CABLE SYSTEMS HOLDING, LLC

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    By:
                                        --------------------------------
                                        Name: Richard Kleinknecht

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT
                         COUNTERPART AND ACKNOWLEDGMENT

TO:         The Company

RE: The Registration Rights Agreement (the "Agreement") dated as of _______, 2000, by and among the Company and the Holders (as defined in the Agreement)

            The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of the Holders (as defined in the Agreement) and shall be subject to all obligations and restrictions of the Holders pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

            DATED this _____ day of ____________, _____



                                     By:
                                     Title:


                                          Number of
                                          Shares of
                                          Registrable Securities: